Exhibit 99.1

Pericom Board Issues Open Letter to Shareholders Urging Them to

Vote the WHITE Proxy Card “FOR” the Diodes Merger Agreement

Independent Proxy Advisory Firm Proxy Mosaic Agrees with ISS and Glass Lewis,

Recommends Shareholders Vote “FOR” the Diodes Merger Agreement

Pericom Continues to Question Montage’s Dubious Claims, Misleading Statements

and Highly Uncertain Nature of the Montage’s Intentions

Milpitas, CA – November 16, 2015 – Pericom Semiconductor Corporation (“Pericom” or the “Company”) (NASDAQ: PSEM) today announced that its Board of Directors issued an open letter to Pericom shareholders urging them to vote the WHITE proxy card “FOR” the Agreement and Plan of Merger between Diodes Incorporated (“Diodes”) (NASDAQ: DIOD) and Pericom, dated September 2, 2015, as amended November 5, 2015 (the “Diodes Merger Agreement”), at the Company’s Special Meeting of Shareholders scheduled for November 20, 2015.

In addition, Pericom announced that Proxy Mosaic, a leading independent proxy advisory firm, joined Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) in recommending that Pericom shareholders vote in favor of the Diodes Merger Agreement.

In recommending that Pericom shareholders vote “FOR” the Diodes Merger Agreement, the Board reiterates the following:

•	The increased $17.75 per share purchase price provided by the Diodes transaction represents a substantial premium which is backed by fully committed financing from a U.S. bank.

•	After months of negotiations and repeated opportunities to revise its offer, Montage Technology Group Limited (“Montage”) has proven unable or unwilling to obtain fully committed financing, instead presenting Pericom with inadequate one-page financing letters that, despite the Company’s numerous requests, Montage has failed to make available to Pericom shareholders.

•	The Diodes transaction is subject only to Pericom shareholder approval at the Special Meeting and is not subject to any regulatory approval – shareholders will receive the purchase price promptly following the Special Meeting.

•	Despite Montage’s misleading statements, a transaction with Montage would be subject to significant regulatory scrutiny, which could delay receipt of the purchase price by several months (if regulators don’t enjoin the deal entirely).

•	The transaction with Diodes is expected to close within a matter of days, at which point shareholders would be able to immediately reinvest the proceeds of the sale and potentially earn returns instead of waiting for another, less certain transaction to go through a protracted regulatory approval process and possibly never even close.

The letter to shareholders, a copy of which is included below, details further the superior terms of the Diodes transaction, questions Montage’s financing commitments and the uncertainty of its offer and highlights the recommendation by ISS, Glass Lewis and Proxy Mosaic that Pericom shareholders vote in favor of the Diodes transaction.

Pericom has mailed a WHITE proxy card to its shareholders in connection with its Special Meeting and urges shareholders to vote “FOR” the Diodes Merger Agreement. Pericom shareholders of record as of the close of business on September 22, 2015 are entitled to vote at the Special Meeting.

The full text of the letter is as follows:

November 16, 2015

Dear Shareholders,

As you know, our Special Meeting of Shareholders (the “Special Meeting”) will be held Friday, November 20, 2015 at 9:00 a.m. PT. The Special Meeting is being called primarily to seek shareholder approval of the acquisition of Pericom by Diodes Incorporated (“Diodes”) (NASDAQ: DIOD), pursuant to the Agreement and Plan of Merger between Diodes and Pericom, dated September 2, 2015, as amended November 5, 2015 (the “Diodes Merger Agreement” or the “Agreement”).

Your vote on the WHITE proxy card “FOR” the Diodes Merger Agreement is vital to ensuring your prompt receipt of the $17.75 per share cash purchase price offered by the Diodes Merger Agreement. This purchase price represents a 46% premium to the per share closing price of Pericom shares on September 2, 2015, exceeds the five-year trading high in Pericom shares by 8%, and is backed by a rock-solid, fully-funded term loan from a U.S. bank. Subject only to your approval at the Special Meeting, the Diodes transaction offers not only a substantial per share cash premium, but also near-term closing certainty – the value of which cannot be discounted.

After thoroughly evaluating the Diodes offer independently of and in comparison to the offer Pericom received from Montage Technology Group Limited (“Montage”), in consultation with Pericom’s independent financial advisors and independent legal counsel, your Board is fully convinced that your vote on the WHITE proxy card “FOR” the Diodes Merger Agreement is the best – and likely the only – way to provide you with the value you deserve.

ISS, GLASS LEWIS AND NOW PROXY MOSAIC, THREE LEADING INDEPENDENT

PROXY ADVISORY FIRMS, ALL AGREE WITH YOUR BOARD – A TRANSACTION

WITH DIODES IS FAR SUPERIOR TO THE UNVIABLE AND UNCERTAIN

OFFER FROM MONTAGE

We are extremely pleased – but not surprised – to inform you that a third independent proxy advisory firm, Proxy Mosaic, joins Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) in support of your Board’s conclusion that a transaction with Diodes is in the best interest of Pericom’s shareholders. Sharing the opinion of ISS, Glass Lewis and your Board, Proxy Mosaic concluded that Pericom shareholders vote “FOR” the Diodes Merger Agreement on the WHITE proxy card.

Acknowledging the glaring flaws and significant uncertainty of the Montage offer, Proxy Mosaic noted that:

•	“[T]he higher premium carried by the Montage offer should not be taken at face value and instead considered in conjunction with three specific concerns voiced by Pericom’s board: first, the disputed regulatory risk associated with the competing bid by Montage; second, the ability of the acquirer to secure robust financing commitments, which could eliminate any potential for a named lender to withdraw a financing once shareholders approved the deal; lastly, a consequence of the previous factors, the time allotted to close the transaction.”

Comparing the substantial regulatory, financing and timing risks of Montage’s offer to the certainty offered by Diodes’ fully-funded credit agreement and Diodes’ ability to close quickly without regulatory oversight, Proxy Mosaic, ISS and Glass Lewis each recommended that Pericom shareholders vote in favor of the Diodes Merger Agreement:

•	Proxy Mosaic concluded that “[g]iven the modest spread between Diodes bid of $17.75 and Montage’s bid of $18.50, we believe that the slight premium does not justify the evident risk inherent in Montage’s offer. Based on the foregoing, we recommend voting FOR the [Diodes] merger agreement.”

•	ISS similarly noted that “[g]iven the apparent heightened risks, shareholders might question whether giving up the certainty of the ‘bird-in-the-hand’ for an offer that may not ever be consummated with Montage is worth the risk. A vote FOR the Diodes transaction as currently structured is warranted.”

•	Glass Lewis also concluded that “[u]nless Montage is able to sufficiently meet the financing conditions and address the regulatory concerns that the Company’s board has laid out, we believe that the Diodes merger agreement represents the best balance of valuation and deal certainty at this time.”

The certainty and substantial value of the Diodes transaction is clearly superior to the Montage offer. Your Board and ISS and Glass Lewis and Proxy Mosaic believe that there is too great a risk to Pericom shareholders that Montage will not be able to close a transaction to acquire Pericom, leaving you with only a reverse break-up fee that is a fraction of the $413 million value of the Diodes transaction.

DO NOT BE MISLED BY MONTAGE! MONTAGE’S OFFER IS NOT VIABLE – GET THE VALUE

YOU DESERVE NOW BY VOTING “FOR” THE DIODES MERGER AGREEMENT!

Although Montage’s purported premium of $18.50 per share may seem compelling, your Board knows better and is confident that Pericom’s shareholders do too. Montage isn’t fooling anybody.

Your Board suspects that Montage has resorted to making misleading claims about its offer precisely because Montage knows that its offer suffers so seriously from financial and regulatory uncertainty that no rational shareholder would consider it on par with – much less superior to – the Diodes Merger Agreement.

On the contrary, in addition to a lack of committed financing, the Montage offer is subject to substantial regulatory risks and uncertainties. A transaction with Montage would be subject to regulatory scrutiny and oversight in the U.S., China and Taiwan – a timely process which would threaten to delay a deal with Montage by several months. Your Board, and three independent proxy advisors, knows this to be reality – as hard as it may be for Montage to accept – and therefore can’t agree with Montage’s latest claim that a transaction with Montage will “provide Pericom shareholders with immediate payment upon closing, the same timing as the Diodes proposal.”

In light of Montage’s attempt – once again – to mislead Pericom shareholders, we think it’s important to repeat the FACTS. To make it absolutely clear to Montage that its misstatements and flat-out falsehoods aren’t fooling anyone, we’ve included language from Proxy Mosaic’s recommendation (italicized below):

•	Montage’s proposed financing for its offer comes in the form of one-page financing letters from Bank of China Shanghai Pudong Branch and China Electronics Financial Co Ltd. – both of which lack specific terms and suffer from broad and vague conditions to Montage’s receipt of a loan, making any “commitment” thereunder effectively meaningless. The experts agree, stating:

•	“[W]hile Diodes has received explicit financing commitments from Bank of America to proceed with an acquisition of Pericom pending target shareholder approval, the certainty of Montage’s financing commitments have continually been in question since negotiations began. The heart of the issue lies in Montage’s brief commitment letter, which affords the Bank of China’s credit committee the ability to approve or withdraw financing for the deal.”

•	“While Montage contests Pericom’s apprehension with respect to the certainty of the proposed loan, what it cannot dispute is the lack of progress made in exploring alternative funding arrangements and the general lack of clarity contained in the financing letters, making the required commitments seem instead like letters of intent.”

•	Despite its attempts to convince you otherwise, Montage cannot “contract away” oversight or authority of government regulators by simply stating that such oversight or approvals are no longer necessary to complete a transaction with Pericom. Furthermore, Montage’s proposed merger agreement allows Montage to walk away from the transaction and refuse to close if any one of numerous regulatory agencies (including, among others, the Committee on Foreign Investment in the United States (CFIUS) and government entities in Taiwan and China) enacts or issues an order making illegal or permanently enjoining the transaction. Once again, the experts agree, noting:

•	“The promise to assume all regulatory risks after the transaction is closed seems, in our opinion, misguided, if not impossible…”

•	“We believe the premium offered by Montage, which is only modestly higher than Diodes, does not justify the potential for a delayed or potentially blocked transaction.”

•	Even if Montage chose not to walk away from the transaction, overcoming any hurdles imposed by such governmental entities would substantially delay your receipt of the per share purchase price. Once more, the experts agree, concluding:

•	“[W]hile any review is sure to extend the period before closing, it appears that Montage’s claims of expedited closure may be overstated and, if correct, could place considerable downside risk on Pericom’s valuation if legal hurdles prove difficult to clear.”

•	“Integrated Silicon Solutions Inc., a comparable California-based chipmaker with no significant military applications, underwent several rounds of approval spanning roughly six months after agreeing to be purchased by a Chinese buyer who submitted CFIUS approval. This example leads us to believe that the regulators in the United States are keen to closely monitor transactions involving U.S.-based chipmakers and Chinese buyers.”

In sum, despite Montage’s misleading claims throughout its multiple communications to Pericom shareholders, Montage has proven unable (or unwilling) to assemble a viable offer. Despite our repeated requests, Montage has not provided adequate assurance that it can overcome the substantial financial, regulatory, timing and other risks associated with closing a Montage-Pericom transaction. These concerns are not abstract – they are obvious and significant risks that make Montage’s offer unviable.

Pericom shareholders, it really all comes down to this:

Why is Montage trying to fool us with its unsubstantiated and repeated claims of committed financing when there clearly is none? Why does Montage think it can convince us that regulatory laws don’t apply to its offer simply by its flashy yet ineffective attempt to “contract away” regulatory oversight? Why does Montage think Pericom shareholders won’t see past its superficial “premium” price that lacks certain value? Why does Montage have to resort to a constant stream of misleading statements about its inferior offer? What is Montage trying to hide from us?

Many intermediate conclusions can be drawn from these questions, including that Montage is simply unconcerned with eroding the trust of the Pericom Board and with its responsibility to provide Pericom shareholders with access to accurate information regarding its offer. However, we cannot help but to draw the ultimate conclusion: Montage won’t (or simply can’t) assemble a viable offer to purchase Pericom.

Pericom shareholders should not pay the price for Montage’s questionable tactics. Don’t be misled by Montage’s reckless misstatements and falsehoods. Montage’s offer lacks certainty and cannot rationally be considered superior – regardless of the supposed “premium” – to Diodes’ fully-funded and “quick-to-close” offer.

As leading proxy advisor ISS concluded, “Given the apparent heightened risks, shareholders might question whether giving up the certainty of the ‘bird-in-the-hand’ for an offer that may not ever be consummated with Montage is worth the risk. A vote FOR the Diodes transaction as currently structured is warranted.”

YOUR VOTE IS IMPORTANT – SUBMIT THE WHITE PROXY CARD TO SUPPORT

THE CERTAIN VALUE OFFERED BY A TRANSACTION WITH DIODES.

THERE IS STILL TIME TO VOTE YOUR SHARES BY PHONE OR INTERNET!

Pericom’s upcoming Special Meeting is important in delivering the best outcome for our shareholders. The Pericom Board unanimously recommends that you vote “FOR” the Diode’s Merger Agreement on the WHITE proxy card.

Time remains to vote your shares and lock in the substantial premium of the Diodes Merger Agreement. If you have any questions or need assistance voting “FOR” the Diodes Merger Agreement on the WHITE proxy card, please call Mackenzie Partners, Inc., Pericom’s proxy solicitor at (212) 929-5500 or toll free at (800) 322-2885.

We thank you for your continued support of Pericom and hope to see you at Friday’s Special Meeting.

Regards,

Pericom Semiconductor Corporation Board of Directors

By: /s/ Alex Hui

Name: Alex Hui

Title: Chief Executive Officer, President and Chairman of the Pericom Board of Directors

By: /s/ John Hui

Name: John Hui

Title: Senior Vice President, R&D and Member of the Pericom Board of Directors

By: /s/ Mike Sophie

Name: Mike Sophie

Title: Member of the Pericom Board of Directors

By: /s/ Hau Lee

Name: Hau Lee

Title: Member of the Pericom Board of Directors

By: /s/ Simon Wong

Name: Simon Wong

Title: Member of the Pericom Board of Directors

By: /s/ John East

Name: John East

Title: Member of the Pericom Board of Directors

Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.

Important Additional Information

Pericom has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Pericom at which the Pericom shareholders will consider certain proposals regarding the potential acquisition of Pericom by Diodes Incorporated (the “Special Meeting Proposals”). Pericom and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Pericom’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF PERICOM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry’s most complete solutions for the computing, communications, consumer and embedded market segments. Pericom’s analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today’s ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally.

Participants in the Solicitation

Pericom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein was included in the definitive proxy statement. Additional information regarding the directors and executive officers of Pericom is included in the amendment to the 10-K, which was filed with the SEC on October 14, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Pericom.

Company Contact:

Pericom Semiconductor

Kevin Bauer, CFO

P: 408-232-9100

E: kbauer@pericom.com

Investor Contact:

MacKenzie Partners, Inc.

Dan Burch / Larry Dennedy

212-929-5500

Media Contact:

Sard Verbinnen & Co

Steven Goldberg / John Christiansen

310-201-2040 / 415-618-8750